                                                                   EXHIBIT 10.62

                               TERM LOAN AGREEMENT

         This Term Loan Agreement, dated as of October 10, 2002, is among SUN FINANCIAL, LLC, a Michigan limited liability company, SUN FINANCIAL TEXAS LIMITED PARTNERSHIP, a Michigan limited partnership, SUN COMMUNITIES OPERATING LIMITED PARTNERSHIP, a Michigan limited partnership, SUN COMMUNITIES, INC., a Maryland corporation, the Lenders and LEHMAN COMMERCIAL PAPER INC., a New York corporation, as Lender and as Agent and the Lenders that are signatories hereto. The parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         As used in this Agreement:

         "Adjusted Eurodollar Base Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the quotient of (i) the Eurodollar Base Rate applicable to such Interest Period divided by (ii) one minus the Reserve Requirement applicable to such Interest Period (expressed as a decimal).

         "Advance" means a borrowing hereunder (i) made by the Lenders on the same Borrowing Date, or (ii) converted or continued by the Lenders on the same date of conversion or continuation, consisting, in either case, of the aggregate amount of the Advances and, in the case of a Eurodollar Loan, for the same Interest Period.

         "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

         "Agent" means Lehman Commercial Paper Inc. in its capacity as contractual representative of the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Agent appointed pursuant to
Article X.

         "Aggregate Commitment" means $48,000,000.00 as reduced from time to time pursuant to the terms hereof.

         "Agreement" means this term loan agreement, as it may be amended or modified and in effect from time to time.

         "Agreement Accounting Principles" means generally accepted accounting principles as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements referred to in Section 5.4.

         "Applicable Laws" means all existing and future federal, state and local laws, statutes, orders, ordinances, rules, and regulations or orders, writs, injunctions or decrees of any court affecting the Borrower, the Partnership, the REIT, or any Mortgaged Property, or the use thereof including, but not limited to, all zoning, fire safety and building codes, the Americans with Disabilities Act, and all Environmental Laws.

         "Applicable Margin" means, with respect to Advances of any Type at any time, the percentage rate per annum determined by reference to the lower of the two Unsecured Debt Ratings of the Partnership (i.e., higher pricing) set forth below:

----------------------- --------------------- ------------------------- ----------------------- ----------------------
  STANDARD & POOR'S      MOODY'S INVESTORS
   RATINGS SERVICES        SERVICES, INC.      APPLICABLE MARGIN FOR    APPLICABLE MARGIN FOR
     RATING OR A            RATING OR A       EURODOLLAR LOANS FROM     EURODOLLAR LOAN FROM
  SUBSTITUTE RATING      SUBSTITUTE RATING    THE DATE HEREOF THROUGH      JANUARY 11, 2003       APPLICABLE MARGIN
  AGENCY EQUIVALENT      AGENCY EQUIVALENT     AND INCLUDING JANUARY    THROUGH AND INCLUDING    FOR FLOATING RATE
        RATING                 RATING                 10, 2003            THE MATURITY DATE             LOANS
----------------------- --------------------- ------------------------- ----------------------- ----------------------
     A- or higher           A3 or higher               1.00%                    1.50%             In all cases the
         BBB+                   Baa1                   1.10%                    1.60%              Applicable Margin
         BBB                    Baa2                   1.20%                    1.70%            for Eurodollar Loans
         BBB-                   Baa3                   1.40%                    1.90%                 minus 1.00%
     BB+ or lower           Ba1 or lower               1.95%                    2.45%
If no Rating Agency or Substitute Rating
Agency assigns a rating to the Borrower for
whatever reason                                        1.95%                    2.45%

         The Applicable Margin for each Eurodollar Advance shall be determined by reference to the lower of the two Unsecured Debt Ratings of Borrower in effect on the first day of the related Interest Period. The Applicable Margin for each Floating Rate Advance shall be determined by reference to the lower of the two Unsecured Debt Ratings of the Borrower in effect from time to time, and each change in such Applicable Margin shall be effective as of the date such Unsecured Debt Rating is announced.


         "Article" means an article of this Agreement unless another document is specifically referenced.

         "Assets" of any Person means all assets of such Person that would, in accordance with Agreement Accounting Principles, be classified as assets of a company conducting a business the same as or similar to that of such Person, including without limitation, all Real Property Assets.

         "Base Rate" for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof, "Prime Rate" shall mean the prime lending rate as set forth on the British Banking Association Telerate page 5 or such other comparable page as may, in the opinion of the Administrative Agent, replace such page for the purpose of displaying such rate), as in effect from time to time.

         "Authorized Officer" means any of the President or Chief Financial Officer of the REIT, acting singly.

         "Borrower" or "Borrowers" means Sun Financial and Sun LP, together or individually as the context may require.

         "Borrowing Date" means a date on which an Advance is made hereunder.

         "Borrowing Notice" is defined in Section 2.2.3.

         "Business Day" means (i) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks generally are open in New York City for the conduct of substantially all of their commercial lending activities, interbank wire transfers can be made on the Fedwire system and dealings in United States dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in New York City for the conduct of substantially all of their commercial lending activities and interbank wire transfers can be made on the Fedwire system.

         "Closing Date" means the date of this Agreement.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute, together with all rules and regulations from time to time promulgated thereunder.

         "Collateral Assignment" means those certain collateral assignments of mortgages/deeds of trust each dated the date hereof given by Borrowers to Lender and intended to be recorded in the appropriate real estate records, which collaterally assign Borrowers' interest in the Pledged Assets to Lender.

         "Collateral Default" has the meaning provided in the Security
Agreement.

         "Collateral Event of Default" has the meaning provided in the Security Agreement.

         "Commitment" means, for each Lender, the obligation of such Lender to make its Pro Rata Share of Advances to the Borrower in an aggregate amount not exceeding the Loan Amount.

         "Control" means in (i) in the case of a corporation, ownership, directly or through ownership of other entities, of at least ten percent (10%) of all the voting stock (exclusive of stock which is voting only as required by applicable law or in the event of nonpayment of dividends and pays dividends only on a nonparticipating basis at a fixed or floating rate), and (ii) in the case of any other entity, ownership, directly or through ownership of other entities, of at least ten percent (10%) of all of the beneficial equity interests therein (calculated by a method that excludes from equity interests, ownership interests that are nonvoting (except as required by applicable law or in the event of nonpayment of dividends or distributions) and pay dividends or distributions only on a non-participating basis at a fixed or floating rate) or, in any case, (iii) the power directly or indirectly, to direct or control, or cause the direction of, the management policies of another Person, whether through the ownership of voting securities, general partnership interests, common directors, trustees, officers by contract or otherwise. The terms

"controlled" and "controlling" shall have meanings correlative to the foregoing definition of "Control."

         "Controlled Group" means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, the Partnership, the REIT or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

         "Conversion/Continuation Notice" is defined in Section 2.2.4.

         "Default" means an event described in Article VII.

         "Determination Date" means the date that is two Business Days prior to the first day of each Interest Period.

         "Distribution" means any dividends (other than a dividend payable solely in common stock), distributions, return of capital to any stockholders, general or limited partners or members, other payments, distributions or delivery of property or cash to stockholders, general or limited partners or members, or any redemption, retirement, purchase or other acquisition, directly or indirectly, of any shares of any class of capital stock now or hereafter outstanding (or any options or warrants issued with respect to capital stock) general or limited partnership interest, or the setting aside of any funds for the foregoing.

         "Dollars" and the symbol "$" each mean the lawful money of the United States of America.

         "Environmental Indemnity" means that certain environmental indemnity agreement dated the date hereof given by the Partnership and the REIT to the Agent for the benefit of the Lenders, as the same may be supplemented or amended from time to time.

         "Environmental Laws" has the meaning set forth in the Environmental Indemnity.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

         "Eurodollar Advance" means an Advance which bears interest at a Eurodollar Rate as requested by the Borrower pursuant to Section 2.2.

         "Eurodollar Base Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the quoted offered rate for one, two or three month, as applicable, United States dollar deposits with leading banks in the London interbank market that appears as of 11:00 a.m. (London time) on the related Determination Date on the display page designated as Telerate Page 3750.

                  If, as of such time on any Determination Date, no quotation is given on Telerate Page 3750, then the Agent shall establish the Eurodollar Base Rate on set forth herein to provide the quotation offered by its principal London office for making one, two or three month, as applicable, United

States dollar deposits with leading banks in the London interbank market as of 11:00 a.m., London time, on such Determination Date.

         (i) If two or more Reference Banks provide such offered quotations, then the Eurodollar Base Rate for the next Interest Period shall be the arithmetic mean of such offered quotations (rounded upward if necessary to the nearest whole multiple of 1/1,000%).

         (ii) If only one or none of the Reference Banks provides such offered quotations, then the Eurodollar Base Rate for the next Interest Period shall be the Reserve Rate.

         (iii) If on any Determination Date, Lender is required but is unable to determine the Eurodollar Base Rate in the manner provided in paragraphs (i) and
(ii) above, the Eurodollar Base Rate for the next Interest Period shall be the Eurodollar Base Rate as determined on the preceding Determination Date.

                  The establishment of the Eurodollar Base Rate on each Determination Date by the Lender shall be final and binding.

         "Eurodollar Loan" means the portion or portions of the Loan which bears interest at a Eurodollar Rate.

         "Eurodollar Rate" means, with respect to a Eurodollar Advance for each Interest Period, a rate per annum equal to the sum of (i) the Eurodollar Base Rate (or, if any Lender is subject to Reserve Requirements, the Adjusted Eurodollar Base Rate) applicable to such Interest Period (expressed as a decimal) plus (ii) the Applicable Margin.

         "Excluded Taxes" means, in the case of each Lender or applicable Lending Installation and the Agent, taxes imposed on its overall net income, and franchise taxes imposed on it, by (i) the jurisdiction under the laws of which such Lender or the Agent is incorporated or organized or (ii) the jurisdiction in which the Agent's or such Lender's principal executive office or such Lender's applicable Lending Installation is located.

         "Exhibit" refers to an exhibit to this Agreement, unless another document is specifically referenced.

         "Existing Line of Credit" means that certain Credit Agreement dated July 3, 2002 between the Partnership, the REIT and Bank One, N.A. and other Lenders that are signatories thereto, as amended by that certain First Amendment dated September 30, 2002 as the same may be amended from time to time, a copy of which is attached hereto as Schedule I.

         "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (New York City) on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

         "Floating Rate" means, for any day, a rate per annum equal to (i) the Base Rate for such day plus (ii) the Applicable Margin, in each case changing when and as the Base Rate changes.

         "Floating Rate Advance" means an Advance which, except as otherwise provided in Section 2.9, bears interest at the Floating Rate.

         "Floating Rate Loan" means the portion of the Loan which, except as otherwise provided in Section 2.9, bears interest at the Floating Rate.

         "Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

         "Guarantors" means the REIT and the Partnership.

         "Guaranty" means that certain Guaranty dated the date hereof made by the REIT and the Partnership in favor of Agent for the ratable benefit of the Lenders, as it may be amended or modified and in effect from time to time.

         "Initial Advance" is defined in Section 2.1.1.

         "Intercreditor Agreements" shall mean those certain Intercreditor Agreements between Borrowers and the Subordinate Mortgagees as more fully described on Schedule II.

          "Interest Period" means with respect to a Eurodollar Advance, a period of one, two, or three months commencing on the date of an Advance. Such Interest Period shall end on the day which corresponds numerically to such date one, two, or three months (as applicable) thereafter, provided, however, that if there is no such numerically corresponding day in such next, second, or third, succeeding month (as applicable), such Interest Period shall end on the last Business Day of such next, second, or third, succeeding month (as applicable). If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day. If requested by the Borrower and agreed to by all Lenders in their sole discretion, a Eurodollar Interest Period may be a period of less than one month.

         "Lenders" means Lehman Commercial Paper Inc. the lending institutions listed on the signature pages of this Agreement, if any, any New Lender, and their respective successors and assigns.

         "Lending Installation" means, with respect to a Lender or the Agent, the office, branch, subsidiary or affiliate of such Lender or the Agent listed on the signature pages hereof or on a Schedule or otherwise selected by such Lender or the Agent pursuant to Section 2.15.

         "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, or other title retention agreement), or any encumbrance, easement, or similar restriction or covenant.

         "Line of Credit Agent" shall mean the agent under the Existing Line of Credit

         "Loan" means, the aggregate Advances made to Borrower pursuant to the terms of this Agreement.

         "Loan Amount" means the maximum principal amount of $48,000,000.00.

         "Loan Documents" means this Agreement, the Note, the Guaranty, the Environmental Indemnity, the Security Agreement, the Collateral Assignment, the UCC Financing Statements, and any other documents or instruments evidencing, securing or guaranteeing the Loan.

         "Material Adverse Effect" means any condition which causes or continues the occurrence of a Default or has a material adverse effect upon (i) the business, operations, properties, assets, prospects, corporate structure or condition (financial or otherwise) of the Borrowers, the Partnership, or the REIT, taken as a whole, (ii) the ability of the Borrowers, the Partnership, or the REIT to perform any of the Obligations, or (iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Agent, or the Lenders thereunder.

         "Maturity Date" means March 10, 2003, or such other date on which the final payment of the principal of the Note becomes due and payable as therein or herein provided, whether at such stated maturity date, by declaration of acceleration, or otherwise

         "Moody's" means Moody's Investors Service, Inc.

         "Mortgaged Properties" means the real property set forth on Schedule III hereto, which are subject to the Liens of the Pledged Assets.

         "Mortgagors" means those entities set forth on Schedule IV hereto that own the fee interest in the Mortgaged Properties, and their successors and assigns.

         "New Lender" means a Person, approved by the Agent, that becomes a Lender hereunder pursuant to the provisions of Section 2.5.4.

         "Non-U.S. Lender" is defined in Section 3.5(iv).

         "Note" means that certain note dated the date hereof in the principal amount of $48,000,000.00 or so much thereof as may be advanced pursuant to this Agreement and any notes issued at the request of a Lender pursuant to Section
2.11 to evidence its Pro Rata share of the Loan.

         "Obligations" means all unpaid principal of and accrued and unpaid interest on the Loans, obligations to fund required reserves, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower to the Lenders or to any Lender, the Agent, or any indemnified party arising under the Loan Documents.

         "Other Assets" means all Assets of a Person that are not Real Property Assets.

         "Other Taxes" is defined in Section 3.5(ii).

         "Outstanding Credit Exposure" means, as to any Lender at any time, such Lender's Pro Rata Share of the aggregate outstanding principal balance of the Loan.

         "Participants" is defined in Section 12.2.1.

         "Payment Date" means the first day of each calendar month.

         "Permitted Liens" is defined in Section 6.25.

         "Person" means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

         "Pledged Assets" means those certain mortgage loans set forth on
Schedule V hereto.

         "Pledged Asset Documents" means all of (i) the Pledged Notes, (ii) the Pledged Mortgages and (iii) the related loan documents in connection with the Pledged Assets, the Mortgagors and the Mortgaged Properties as more particularly set forth on Schedule VI hereto and as described in the Security Agreement.

         "Pledged Mortgages" shall mean the senior mortgages that have been pledged to Agent and are more fully described on Schedule VII.

         "Pledged Notes" shall mean those certain promissory notes that have been pledged to Agent and are more fully described in Schedule VIII.

         "Pro Rata Share" means, with respect to a Lender, a portion equal to a fraction the numerator of which is such Lender's Commitment and the denominator of which is the Aggregate Commitment.

         "Purchase Option" means that certain purchase option held by Sun/Forest LLC with respect to the Mortgaged Properties in accordance with that certain Operating Agreement of Sunchamp LLC, a Michigan limited liability company, dated October 8, 1999, as amended by Amendment effective October 8, 1999.

         "Purchasers" is defined in Section 12.3.1.

         "Rating Agencies" means both Standard & Poor's Ratings Services and Moody's Investor Service, Inc. If either of such agencies discontinues its rating of the Borrower or its ratings of real estate investment trusts generally, the Agent and the Required Lenders shall, within six (6) months of such discontinuance, determine another nationally recognized statistical ratings agency that assigns a rating to the Partnership (a "Substitute Rating Agency"), and the term Rating Agencies shall include such Substitute Rating Agency. During any time that only one Rating Agency is assigning a rating to the Partnership, that Rating Agency's rating shall be used for all calculations under this Agreement.

         "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

         "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

         "REIT" means Sun Communities, Inc., a Maryland corporation.

         "Required Lenders" means Lenders in the aggregate having at least 66-2/3% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding at least 66-2/3% of the aggregate unpaid principal amount of the Aggregate Outstanding Credit Exposure. Notwithstanding the foregoing, if there is only one Lender, Required Lenders shall mean that Lender.

         "Reserve Rate" means the rate per annum which Agent determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/1,000%) of the one, two or three month United States dollar lending rates that at least three major New York City banks selected by Lender are quoting, at 11:00 a.m. (New York time) on the relevant Determination Date, to the principal London offices of at least two of the Reference Banks, or (ii) in the event that at least two such rates are not obtained, the lowest one-month United States dollar lending rate which New York City banks selected by Lender are quoting as of 11:00 a.m. (New York time) on such Determination Date to leading European banks.

         "Reserve Requirement" means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

         "Schedule" refers to a specific schedule to this Agreement, unless another document is specifically referenced.

         "Second Advance" is defined in Section 2.1.1.

         "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

         "Security Agreement" means those certain pledge and security agreements each dated the date hereof between Borrowers, Agent and Lenders in the aggregate principal amount of $48,000,000.00 pursuant to which Borrower has pledged to Lender and granted Lender a security interest in the Pledged Assets.

         "Subordinate Mortgagees" shall mean Sun Communities Texas Mezzanine Lender Limited Partnership and Sun Communities Mezzanine Lender, the holders of the Subordinate Mortgages.

          "Subordinate Mortgages" shall mean those subordinate mortgages encumbering the Mortgaged Properties as more specifically described on Schedule IX.

         "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or
(ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Borrower.

         "Substitute Rating Agency" is defined in the definition of "Rating Agencies."

         "Sun Financial" means Sun Financial, LLC, a Michigan limited liability company.

         "Sun LP" means Sun Financial Texas Limited Partnership, a Michigan limited partnership.

         "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but excluding Excluded Taxes and Other Taxes.

         "Title Policies" shall mean the lender's title insurance policies insuring the Liens of the Pledged Mortgages on the Mortgaged Properties.

          "Transfer Documents" means the various assignment documents, allonges and related documents set forth on Schedule X with respect to the transfer of the Pledged Assets and the Pledged Asset Documents to Lender.

         "Transferee" is defined in Section 12.4.

         "Type" means a Eurodollar Advance or a Floating Rate Advance.

         "UCC" or "Uniform Commercial Code" means the Uniform Commercial Code as in effect in the State in which each Borrower is organized and has where each Property is located.

         "UCC Financing Statements" means UCC-l financing statements signed by Borrower, as debtor, naming Agent, as secured party, and filed in the appropriate offices of the jurisdictions where each Borrower is organized (each, a "UCC Financing Statement").

         "UCC Searches" is defined in Section 4.2.8.

         "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

         "Unsecured Debt Rating" means with respect to a Person, the rating assigned by the Rating Agencies to such Person's long term unsecured debt obligations.

         The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

                                   ARTICLE II
                                  THE TERM LOAN

         2.1. The Loan.

                  2.1.1. Advances. (i) Subject to and upon the terms and conditions herein set forth each Lender severally agrees, in accordance with the terms of this Agreement to make its Pro Rata Share of the initial Advance of $18,000,000.00 (the "Initial Advance") on or before October 15, 2002 and, thereafter, but prior to November 1, 2002 (the "Second Funding Date"), to make its Pro Rata Share of the second Advance not to exceed $30,000,000.00 (the "Second Advance") to Borrowers, which Advances shall not exceed, in the aggregate principal amount at any time outstanding, the Loan Amount.

                           (ii) Advances that have been prepaid pursuant to the
                  provisions of this Agreement, including, without limitation,
                  Section 2.7 may not be re-borrowed. All outstanding Advances shall mature on the Maturity Date, without further action on the part of Agent or any Lender.

                           (iii) Each Advance (other than an Advance on a date
                  that is not a Payment Date) shall be a Eurodollar Advance (unless at the time of such Advance the Eurodollar Advances are not available pursuant to Section 3.3).

                  2.1.2. Intentionally Deleted.

                  2.1.3. Intentionally Deleted.

                  2.1.4. Repayment of Facility. The aggregate outstanding principal balance of the Loan, together with all accrued and unpaid interest thereon, and all other unpaid Obligations shall be paid in full by the Borrowers on the Maturity Date.

         2.2. Advances.

                  2.2.1. Advances. Each Advance hereunder shall consist of Loans made from the several Lenders ratably according to their Pro Rata Shares.

                  2.2.2. Intentionally Deleted.

                  2.2.3. Method of Selecting Interest Periods for Advances. The Borrowers shall select the Interest Period applicable to each Eurodollar Advance from time to time.

         The Borrowers shall give the Agent irrevocable notice (a "Borrowing Notice") not later than 10:00 a.m. (New York time) at least three Business Days before the Borrowing Date for each Eurodollar Advance. A Borrowing Notice shall specify:

                           (i) the Borrowing Date, which shall be a Business
                  Day, of such Advance,

                           (ii) the aggregate amount of such Advance, and

                           (iii) in the case of each Eurodollar Advance, the
                  Interest Period applicable thereto (which may not end after the Maturity Date).

                  2.2.4. Conversion and Continuation of Outstanding Advances. Each Eurodollar Advance shall continue as a Eurodollar Advance until the end of the then applicable Interest Period therefor, at which time such Eurodollar Advance shall be automatically converted into a Eurodollar Advance with an Interest Period of one month unless (x) such Eurodollar Advance is or was repaid in accordance with Section 2.7 or
         (y) the Borrowers shall have given the Agent a Conversion/Continuation Notice requesting that, at the end of such Interest Period, such Eurodollar Advance continue as a Eurodollar Advance for the same or another Interest Period or (z) Eurodollar Advances are not then available pursuant to Section 3.3, in which case it shall be automatically converted to a Floating Rate Advance in accordance with
         Section 3.3. Subject to the terms of Section 2.6 and 3.3, the Borrower may elect from time to time to convert all or any part of a Floating Rate Advance into a Eurodollar Advance. The Borrowers shall give the Agent irrevocable notice (a "Conversion/Continuation Notice") of each conversion of a Floating Rate Advance into a Eurodollar Advance, or continuation of a Eurodollar Advance, not later than 10:00 a.m. (New York time) at least three Business Days prior to the date of the requested conversion or continuation, specifying:

                           (i) the requested date, which shall be a Business
                  Day, of such conversion or continuation,

                           (ii) the aggregate amount of the Advance which is to
                  be converted or continued, and

                           (iii) the amount of such Advance(s) which is to be
                  converted or continued as a Eurodollar Advance and the duration of the Interest Period applicable thereto.

         2.3. Intentionally Deleted.

         2.4. Method of Borrowing. Not later than 1:00 p.m. (New York City time) on each Borrowing Date, each Lender shall make available its Loan or Loans in funds immediately available in New York City to the Agent at its address specified pursuant to Article XIII. The Agent will make the funds so received from the Lenders available to the Borrowers at the Agent's aforesaid address.

         2.5. Intentionally Deleted.

         2.6. Minimum Amount of Each Advance. Each Eurodollar Advance shall be in the minimum amount of $1,000,000 and in multiples of $100,000 if in excess thereof). The Borrowers shall not request a Eurodollar Advance if, after giving effect to the requested Eurodollar Advance, more than six separate Eurodollar Advances would be outstanding.

         2.7. Optional Principal Payments. The Borrowers may from time to time pay, without penalty or premium, all outstanding Floating Rate Advances, or, in a minimum aggregate amount of $500,000 or any integral multiple of $100,000 excess thereof, any portion of the outstanding Floating Rate Advances upon three Business Days' prior notice to the Agent. The Borrowers may from time to time pay, subject to the payment of any funding indemnification amounts required by
Section 3.4 but without penalty or premium, all outstanding Eurodollar Advances or, in a minimum aggregate amount of $500,000 or any integral multiple of $100,000 in excess thereof, any portion of the outstanding Eurodollar Advances upon three Business Days' prior notice to the Agent.

         2.8. Changes in Interest Rate, etc. Each Floating Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is converted from a Eurodollar Advance into a Floating Rate Advance pursuant to Section 3.3 to but excluding the date it becomes due or is converted into a Eurodollar Advance pursuant to
Section 2.2.4 hereof, at a rate per annum equal to the Floating Rate for such day. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Base Rate. Each Eurodollar Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the Eurodollar Rate as applicable to such Eurodollar Advance. No Interest Period may end after the Maturity Date.

         2.9. Rates Applicable After Default. Notwithstanding anything to the contrary contained in Section 2.2.3, Section 2.2.4 or 2.8, during the continuance of a Default or Unmatured Default the Required Lenders may, at their option, by notice to the Borrowers (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that no Advance may be made as, converted into or continued as a Eurodollar Advance. During the continuance of a Default the Required Lenders may, at their option, by notice to the Borrowers (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that (i) each Eurodollar Advance shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus four percent (4%) per annum, and (ii) each Floating Rate Advance shall bear interest at a rate per annum equal to the Floating Rate otherwise applicable to the Floating Rate Advance plus four percent (4%) per annum, provided that, during the continuance of a Default under Section 7.5 or 7.6, the interest rates set forth in clauses (i) and (ii) above shall be applicable to all Advances without any election or action on the part of the Agent or any Lender.

         2.10. Method of Payment. All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Agent at the Agent's address specified pursuant to
Article XIII, or at any other Lending Installation of the

Agent specified in writing by the Agent to the Borrowers, by noon (local time) on the date when due and shall be applied ratably by the Agent among the Lenders. Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds that the Agent received at its address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Agent from such Lender. If the Agent fails to deliver to any Lender, within one Business Day of the Agent's receipt thereof, funds received by Agent for the account of such Lender, the Agent shall pay to such Lender interest on such funds, at the Federal Funds Effective Rate for each day thereafter until such funds are delivered to such Lender.

         2.11. The Note. (a) Borrowers' obligation to pay the principal of, and interest on, the Loan shall be evidenced by the promissory note (as amended, modified, supplemented, extended or consolidated, the "Note") duly executed and delivered by Borrowers substantially in the form of Exhibit A hereto in a principal amount equal to the Loan Amount, with blanks appropriately completed in conformity herewith. The Note shall (i) be payable to the order of Agent, and the Lenders, (ii) be dated the Closing Date, and (iii) mature on the Maturity Date. If required by a Lender, Borrowers hereby agree to execute a supplemental
Note in the principal amount of such Lender's Pro Rata Share of the Loan Amount substantially in the form of Exhibit A hereto, with blanks appropriately completed, and such supplemental Note shall (i) be payable to order of such Lender, (ii) be dated as of the Closing Date, and (iii) mature on the Maturity Date. Such supplemental Note shall provide that it evidences a portion of the existing indebtedness hereunder and not any new or additional indebtedness of Borrowers.

                  (b) Agent is hereby authorized, at its option, (i) to endorse on the schedule attached to each Note (or on a continuation of such schedule attached to each such Note and made a part thereof) an appropriate notation evidencing the date and amount of each Advance evidenced thereby and the Pro Rata Share thereof of each Lender, and the date and amount of each principal and interest payment in respect thereof, and/or (ii) to record such Advances and such payments in its books and records. Such schedule or such books and records, as the case may be, shall be conclusive and binding on Borrower absent manifest error, provided that the failure to make any notation shall not affect the obligations of Borrowers, or the rights of any Lender hereunder.

         2.12. Telephonic Notices. The Borrowers hereby authorize the Lenders and the Agent to extend, convert or continue Advances, effect selections of Types of Advances, and to transfer funds based on telephonic notices made by any person or persons the Agent or any Lender in good faith believes to be acting on behalf of the Borrowers, it being understood that the foregoing authorization is specifically intended to allow Borrowing Notices, and Conversion/Continuation Notices to be given telephonically. The Borrowers agree to deliver promptly to the Agent a written confirmation, if such confirmation is requested by the Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent and the Lenders shall govern absent manifest error.

         2.13. Payment Dates; Interest and Fee Basis. Interest accrued on each Advance shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof, on any date on which the Advance is prepaid, whether due to acceleration or otherwise, and at maturity. Interest and fees hereunder shall be calculated on the basis of the actual number of days elapsed in a 360-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (local time) at the place of payment. If any payment of principal of or interest on an Advance, or any payments of fees, shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

         2.14. Notification of Advances, Interest Rates and Prepayments. Promptly after receipt thereof, the Agent will notify each Lender of the contents of each Borrowing Notice and Conversion/Continuation Notice and repayment notice received by it hereunder. The Agent will notify each Lender of the interest rate applicable to each Eurodollar Advance promptly upon determination of such interest rate and if applicable will give each Lender prompt notice of each change in the Base Rate.

         2.15. Lending Installations. Each Lender may book its Loans at any Lending Installation selected by such Lender, as the case may be, and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation, and the Loans, and any Notes issued hereunder shall be deemed held by each Lender, as the case may be, for the benefit of any such Lending Installation. Each Lender may, by written notice to the Agent and the Borrowers in accordance with Article XIII, designate replacement or additional Lending Installations through which Loans will be made by it and for whose account Loan payments are to be made.

         2.16. Non-Receipt of Funds by the Agent. Unless a Borrower or a Lender, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrowers, a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or a Borrower, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (x) in the case of payment by a Lender, the Federal Funds Effective Rate for such day for the first three days and, thereafter, the interest rate applicable to the relevant Loan or (y) in the case of payment by the Borrowers, the interest rate applicable to the relevant Loan.

         2.17. Joint and Several. The Borrowers shall be jointly and severally liable for the payment and performance of all Obligations.

         2.18. Replacement of Lender. If the Borrowers are required pursuant to
Section 3.1, 3.2 or 3.5 to make any additional payment to any Lender (any Lender so affected an "Affected Lender"), the Borrowers may elect, if such amounts continue to be charged or such suspension is still effective, to replace such Affected Lender as a Lender party to this Agreement, provided that no Default or Unmatured Default shall have occurred and be continuing at the time of such replacement, and provided further that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Agent shall agree, as of such date, to purchase for cash the Advances and other Obligations due to the Affected Lender pursuant to an assignment substantially in the form of Exhibit B and to become a Lender for all purposes under this Agreement and to assume all obligations of the Affected Lender to be terminated as of such date and to comply with the requirements of Section 12.3 applicable to assignments, and (ii) the Borrowers shall pay to such Affected Lender in same day funds on the day of such replacement (A) all interest, fees and other amounts then accrued but unpaid to such Affected Lender by the Borrowers hereunder to and including the date of termination, including without limitation payments due to such Affected Lender under Sections 3.1, 3.2 and 3.5, and (B) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 3.4 had the Loans of such Affected Lender been prepaid on such date rather than sold to the replacement Lender. At the request of the Borrowers, the Agent will assist the Borrowers in identifying a bank or other entity to replace an Affected Lender.

         2.19. Intentionally Deleted.

         2.20. Use of Proceeds and Limitations on Advances.

         The Borrowers shall use the proceeds of the Initial Advance for working capital and the proceeds of the Second Advance to prepay a portion of the Existing Line of Credit.

         2.21. Intentionally Deleted.

                                   ARTICLE III
                             YIELD PROTECTION; TAXES

         3.1. Yield Protection. If, on or after the date of this Agreement, the adoption of any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change in the interpretation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or applicable Lending Installation with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

         (i) subjects any Lender or any applicable Lending Installation to any Taxes, or changes the basis of taxation of payments (other than with respect to Excluded Taxes) to any Lender in respect of its Eurodollar Loans, or participations therein, or

         (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Advances), or

         (iii) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining its Eurodollar Loans, or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with its Eurodollar Loans, or participations therein, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of Eurodollar Loans, or participations therein held or interest received by it, by an amount deemed material by such Lender, and the result of any of the foregoing is to increase the cost to such Lender or applicable Lending Installation, as the case may be, of making or maintaining its Eurodollar Loans or Commitment or to reduce the return received by such Lender or applicable Lending Installation, as the case may be, in connection with such Eurodollar Loans, Commitment, or participations therein, then, within 15 days of demand by such Lender, the Borrowers shall pay such Lender, such additional amount or amounts as will compensate such Lender, as the case may be, for such increased cost or reduction in amount received.

         3.2. Changes in Capital Adequacy Regulations. If any Lender determines the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender, or any corporation controlling such Lender is increased as a result of a Change, then, within 15 days of demand by such Lender, the Borrowers shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender determines is attributable to this Agreement, its Outstanding Credit Exposure or its Commitment to make Loans, as the case may be, hereunder (after taking into account such Lender's policies as to capital adequacy). "Change" means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. "Risk-Based Capital Guidelines" means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

         3.3. Availability of Types of Advances. If (a) any Lender determines that maintenance of its Eurodollar Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or if (b) the Required Lenders determine that (i) deposits of a type and maturity appropriate to match fund Eurodollar Ratable Advances are not available or (ii) the interest rate applicable to Eurodollar Advances does not accurately reflect the cost of making or maintaining Eurodollar Advances, then the Agent shall, in the case of clause (a) above, suspend the availability of Eurodollar Advances and require any affected

Eurodollar Advances to be repaid or converted to Floating Rate Advances, subject to the payment of any funding indemnification amounts required by Section 3.4, and, in the case of clause (b) above, suspend the availability of Eurodollar Advances and require any affected Eurodollar Advances to be repaid or converted to Floating Rate Advances, subject to payment of any funding indemnification amounts required by Section 3.4.

         3.4. Funding Indemnification. If any payment of a Eurodollar Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Eurodollar Advance is not made on the date specified by the Borrowers for any reason other than default by the Lenders, the Borrowers will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain such Eurodollar Advance.

         3.5.  Taxes.

         (i) All payments by the Borrowers to or for the account of any Lender, or the Agent hereunder or under any Note shall be made free and clear of and without deduction for any and all Taxes. If the Borrowers shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender, or the Agent, (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.5) such Lender, or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (b) the Borrowers shall make such deductions, (c) the Borrowers shall pay the full amount deducted to the relevant authority in accordance with applicable law and (d) the Borrowers shall furnish to the Agent the original copy of a receipt evidencing payment thereof within 30 days after such payment is made.

         (ii) In addition, the Borrowers hereby agree to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note ("Other Taxes").

         (iii) The Borrowers hereby agree to indemnify the Agent, and each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this Section 3.5) paid by the Agent, or such Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payments due under this indemnification shall be made within 30 days of the date the Agent, or such Lender makes demand therefor pursuant to Section 3.6.

         (iv) Each Lender that is not incorporated under the laws of the United States of America or a state thereof (each a "Non-U.S. Lender") agrees that it will, not more than ten Business Days after the date of this Agreement, (a) deliver to the Agent two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI, certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any

                  United States federal income taxes, and (b) deliver to the Agent a United States Internal Revenue Form W-8 or W-9, as the case may be, and certify that it is entitled to an exemption from United States backup withholding tax. Each Non-U.S. Lender further undertakes to deliver to each of the Borrower and the Agent (x) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by the Borrowers or the Agent. All forms or amendments described in the preceding sentence shall certify that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form or amendment with respect to it and such Lender advises the Borrowers and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

         (v) For any period during which a Non-U.S. Lender has failed to provide the Borrowers with an appropriate form pursuant to paragraph (iv), above (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which a form originally was required to be provided), such Non-U.S. Lender shall not be entitled to indemnification under this Section
                  3.5 with respect to Taxes imposed by the United States; provided that, should a Non-U.S. Lender which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to Taxes because of its failure to deliver a form required under paragraph (iv), above, the Borrowers shall take such steps as such Non-U.S. Lender shall reasonably request to assist such Non-U.S. Lender to recover such Taxes.

         (vi) Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any Note pursuant to the law of any relevant jurisdiction or any treaty shall deliver to the Borrowers (with a copy to the Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

         (vii) If the U.S. Internal Revenue Service or any other governmental authority of the United States or any other country or any political subdivision thereof asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or properly completed, because such Lender failed to notify the Agent of a change in circumstances which rendered its exemption from withholding ineffective, or for any other reason), such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax, withholding therefor, or otherwise, including penalties and interest, and including taxes imposed by any jurisdiction on amounts payable to the Agent under this subsection, together with all costs and expenses related thereto (including attorneys fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent). The obligations of the Lenders under this Section 3.5(vii) shall survive the payment of the Obligations and termination of this Agreement.

         3.6. Lender Statements; Survival of Indemnity. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurodollar Loans to reduce any liability of the Borrowers to such Lender under Sections 3.1, 3.2 and 3.5 or to avoid the unavailability of Eurodollar Advances under Section 3.3, so long as such designation is not, in the judgment of such Lender, disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender to the Borrowers (with a copy to the Agent) as to the amount due, if any, under Section 3.1, 3.2, 3.4 or 3.5. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrowers in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurodollar Loan shall be calculated as though each Lender funded its Eurodollar Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate, as the case may be, applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the Borrower of such written statement. The obligations of the Borrowers under Sections 3.1, 3.2, 3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement.

                                   ARTICLE IV
                              CONDITIONS PRECEDENT

         4.1. Conditions Precedent to the Initial Advance. The obligation of the Lenders to make the Initial Advance is subject to the satisfaction by the Borrower on the Closing Date of the following conditions precedent:

                  4.1.1. Loan Documents.

                           (i) Agreement. The Borrowers, the Partnership and the
                  REIT shall have executed and delivered this Agreement to the Agent.

                           (ii) The Note. The Borrowers shall have executed and
                  delivered to the Agent the Note.

                           (iii) Guaranty. The REIT and the Partnership shall
                  have executed and delivered to the Agent the Guaranty.

                           (iv) Security Agreement. Each Borrower shall have
                  executed and delivered to the Agent its respective Security Agreement.

                           (v) Collateral Assignment. The Borrowers shall have
                  executed and delivered their respective Collateral Assignments to Agent.

                           (vi) UCC Financing Statements. The Borrowers shall
                  have executed and delivered to the Agent the UCC Financing Statements with respect to the Pledged Assets.

                           (vii) Environmental Indemnity. The Borrowers, the
                  Partnership and the REIT shall have executed and delivered to the Agent the Environmental Indemnity.

                           (viii) Transfer Documents. The Borrowers shall have
                  executed and delivered to Agent the Transfer Documents.

                  4.1.2. Organizational Documents. The Agent shall have received
         (i) with respect to the REIT, the certificate of incorporation of the REIT, as amended, modified or supplemented to the Closing Date, certified to be true, correct and complete by the appropriate Secretary of State (or the equivalent thereof) as of a date not more than thirty
         (30) days prior to the Closing Date, together, in each case, with a good standing certificate from such Secretary of State (or the equivalent thereof) dated a date not more than thirty (30) days prior to the Closing Date, (ii) with respect to the Borrower that is a limited partnership and the Partnership, the agreement of limited partnership of such Person, as amended, modified or supplemented to the Closing Date, in the case of Sun LP, certified to be true, correct and complete by a general partner of such Person, together with a copy of the certificate of limited partnership of such Person, as amended, modified or supplemented to the Closing Date, certified to be true, correct and complete by the appropriate Secretary of State (or the equivalent thereof) as of a date not more than thirty (30) days prior to the Closing Date, and in the case of the Partnership, certified to be true, correct and complete by the general partner of the Partnership, together, in each case, with a good standing certificate from such Secretary of State (or the equivalent thereof) dated not more than thirty (30) days prior to the Closing Date, (iii) with respect to the Borrower that is a limited liability company, the certificate of formation or articles of organization of such Borrower, as amended, modified or supplemented to the Closing Date, certified to be true, correct and complete by the appropriate Secretary of State (or the equivalent thereof) as of a date not more than thirty (30) days prior to the Closing Date, together with a good standing certificate from the Secretary of State (or the equivalent thereof) of such State to be dated a date not more than thirty (30) days prior to the Closing Date.

                  4.1.3. Certified Resolutions, etc. The Agent shall have received (i) a certificate of the secretary or assistant secretary of the REIT dated the Closing Date, certifying (a) the names and true signatures of the incumbent officers of the REIT authorized to sign the applicable Loan Documents, (b) the by-laws of the REIT as in effect on the Closing Date, (c) the resolutions of the REIT's board of directors approving and authorizing the execution, delivery and performance of all Loan Documents executed by the REIT either in its own capacity or as a partner or member of the Borrowers and the Partnership, and (d) that there have been no changes in the certificate of incorporation of such Person since the date of the most recent certification thereof by the appropriate Secretary of State and (ii) with respect to the Borrowers and the Partnership, comparable certificates evidencing appropriate approvals, consents and authority with respect to the execution and delivery of the Loan Documents by Borrower, and the Partnership.

                  4.1.4. Intentionally Deleted.

                  4.1.5. Rating Agencies. The Borrower shall have delivered evidence satisfactory to the Agent that the Partnership's Unsecured Debt Rating is BBB- or higher as assigned by Standard & Poor's Ratings Services and Baa3 or higher as assigned by Moody's Investor Service, Inc.

                  4.1.6. Financial Statements. The Agent shall have received the consolidated audited financial statements of the Partnership and the REIT for the most recently ended fiscal year of the Partnership and the REIT and the unaudited consolidated financial statements of the Partnership and the REIT for each fiscal quarter of the Partnership and the REIT ending since the end of such entity's most recent fiscal year. Such financial statements shall be reasonably acceptable to the Agent and all of the Lenders, and each such statement shall be certified by a general partner or senior executive officer of the Partnership and the REIT that, as of the Closing Date, there has been no material adverse change in the financial condition of the Partnership or the REIT since the date thereof.

                  4.1.7. Pledged Assets. The Agent shall have received originals of all of the Pledged Asset Documents.

                  4.1.8. Insurance. The Agent shall have received insurance certificates reasonably satisfactory to Agent showing that the insurance coverage required under the Pledged Asset Documents for the Mortgaged Properties is in full force and effect.

                  4.1.9. Opinion. The Agent shall have received an opinion of the Borrower's and Guarantors' counsel with respect to the due execution and enforceability and the Loan Documents in form and substance reasonably satisfactory to Agent.

                  4.1.10. Fees. The Agent shall have received the fee provided for in the fee letter dated October 10, 2002 among the Borrower, the Guarantors, the Agent and Lehman Brothers Inc.

                  4.1.11. Additional Matters. The Agent shall have received such other certificates, opinions, documents and instruments relating to the transactions under this Agreement as may have been reasonably requested by the Agent or any of the Lenders, and all corporate and other proceedings and all other documents (including, without limitation, evidence of zoning compliance, leases, contracts and agreements relating to the ownership, management, leasing and operation of the Unencumbered Assets and all other documents referred to herein and not appearing as exhibits hereto) and all legal matters in connection with this Agreement shall be reasonably satisfactory in form and substance to the Agent and all of the Lenders.

         4.2. Conditions Precedent to all Advances. The Lenders will not be required to make their Pro Rata Share of the Initial Advance or of the Second Advance unless on the applicable Borrowing Date:

                  4.2.1. No Default. There exists no Default or Unmatured
         Default.

                  4.2.2. Representations and Warranties. The representations and warranties contained in Article V are true and correct as of such Borrowing Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date.

                  4.2.3. Legal Matters. All legal matters incident to the making of such Advance shall be satisfactory to the Lenders and their counsel.

                  4.2.4. No Injunction. No law or regulation shall have been adopted, no order, judgment or decree of any governmental authority shall have been issued, and no litigation shall be pending or threatened, which in the good faith judgment of the Agent would enjoin, prohibit or restrain, or impose or result in the imposition of any material adverse condition upon, the making of the Advance or the Borrower's obligation to pay (or the Agent or any Lender's rights to receive payment of) the Loan and the other Obligations or the consummation of the transactions under this Agreement.

                  4.2.5. No Material Adverse Change. No event, act or condition shall have occurred after the Closing Date which, in the reasonable judgment of the Agent, has had or would have a Material Adverse Effect.

                  4.2.6. Notice of Borrowing. The Agent shall have received a fully executed Borrowing Notice or Conversion/Continuation Notice, as the case may be, in respect of the Advance to be made on such date.

                  4.2.7. No Litigation. Except for matters identified on
         Schedule XI (as the same may be amended or supplemented), no actions, suits or proceedings shall be pending or threatened with respect to the Loan or the Loan Documents, the Borrower, the Pledged Assets or the Mortgaged Properties that could, in the aggregate, result in a Material Adverse Effect, and the matters identified on Schedule XI, in the aggregate, do not result in a Material Adverse Effect.

                  4.2.8. Intentionally Deleted.

                  4.2.9. Intentionally Deleted.

                  4.2.10. Additional Matters. The Agent shall have received such other certificates, opinions, documents and instruments relating to the Loan as may have been reasonably requested by the Agent or any of the Lenders and all corporate and other proceedings and all other documents (including, without limitation, all documents referred to herein and not appearing as exhibits hereto) and all legal matters in connection with the Loan shall be satisfactory in form and substance to the Agent and the Required Lenders.

         Each Borrowing Notice, shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 4.2.1 and 4.2.2 have been satisfied.

         4.3. Number and Funding of Advances. The Borrower shall only have the right to request the Initial Advance and the Second Advance. If the Borrower requests an Advance for less than the maximum amount of the Second Advance, it shall have no right to request the balance of the Second Advance thereafter. If the Initial Advance and the Second Advance have not been made on or prior to the Second Funding Date, Borrower shall have no right to request any Advances under the Loan and the Lenders shall have no obligation to make any Advances under the Loan.

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

         In order to induce the Agent and the Lenders to enter into this Agreement and to make the Loan and the Advances hereunder, the Borrower, the Partnership and the REIT make the following representations and warranties, which shall survive the execution and delivery of this Agreement and the Notes and the making of each Advance:

         5.1. Existence and Standing. Each of the Borrower, the Partnership and the REIT is a corporation, partnership or limited liability company duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

         5.2. Authorization and Validity. Each of the Borrower, the Partnership and the REIT has the power and authority and legal right to execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder. The execution and delivery by each of the Borrower, the Partnership and the REIT of the Loan Documents to which it is a party and the performance of its obligations thereunder have been duly authorized by proper corporate or other appropriate proceedings, and the Loan Documents to which each of the Borrower, the Partnership and the REIT is a party constitute its legal, valid and binding obligations enforceable against it in accordance with the terms thereof, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

         5.3. No Conflict; Government Consent. Neither the execution and delivery by the Borrower, the Partnership nor the REIT of the Loan Documents to which it is a party, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower, the Partnership or the REIT or (ii) the articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other management agreement of the Borrower, the Partnership or the REIT or (iii) the provisions of any indenture, instrument or agreement to which the Borrower, the Partnership or the REIT is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of the Borrower pursuant to the terms of any such indenture, instrument or agreement. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by the Borrower, the Partnership or the REIT, is required to be obtained by the Borrower, the Partnership or the REIT in connection with the execution and delivery of the Loan Documents, the borrowings under this Agreement, the payment and performance by the Borrower of the Obligations or the legality, validity, binding effect or enforceability of any of the Loan Documents.

         5.4. Financial Statements; Financial Condition; etc. The financial statements delivered pursuant to Section 4.1.6 were prepared in accordance with generally accepted accounting principles consistently applied and fairly present the financial condition and the results of operations of the Borrower, the Partnership, the REIT, the Pledged Assets and the Mortgaged Properties covered thereby on the dates and for the periods covered thereby, except as disclosed in the notes thereto and, with respect to interim financial statements, subject to usual year-end adjustments. Neither the Borrower, the Partnership nor the REIT has any material liability (contingent or otherwise) not reflected in such financial statements or in the notes thereto. There has been no adverse change in any condition, fact, circumstance or event that would make any such information materially inaccurate, incomplete or otherwise misleading or would affect the Borrower's, the Partnership's or the REIT's ability to perform its obligations under this Agreement.

         5.5. Material Adverse Change. Since June 30, 2002 there has been no change in the business, Property, prospects, condition (financial or otherwise) or results of operations of the Borrower, the Partnership or the REIT that could reasonably be expected to have a Material Adverse Effect.

         5.6. Taxes. Each of the Borrowers, the Partnership and the REIT has filed all United States federal tax returns and all other tax returns which are required to be filed and has paid all taxes (if any) due pursuant to said returns or pursuant to any assessment received by them, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with Agreement Accounting Principles and as to which no Lien exists. No tax liens have been filed and no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of the Borrower, the Partnership and the REIT in respect of any taxes or other governmental charges are adequate.

         5.7. Litigation and Contingent Obligations. Except as set forth on
Schedule XI, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the Borrower, the Partnership or the REIT that could reasonably be expected to have a Material Adverse Effect or that seeks to prevent, enjoin or delay the making of any Advance.

         5.8. No Plan Assets. Neither Borrower is an "employee benefit plan" (as defined in Section 3(3) of ERISA) subject to Title I of ERISA, and none of the assets of either Borrower constitutes or will constitute "plan assets" of one or more such plans within the meaning of 29 C. F. R. Section 2510. 3-101. In addition, (a) Neither Borrower is a "governmental plan" within the meaning of
Section 3(32) of ERISA and (b) transactions by or with Borrowers are not subject to State statutes regulating investment of, and fiduciary obligations with respect to, governmental plans similar to the provisions of Section 406 of ERISA or Section 4975 of the Code currently in effect, which prohibit or otherwise restrict the transactions contemplated by this Agreement.

         5.9. Accuracy of Information. No information, exhibit or report furnished by the Borrower, the Partnership or the REIT to the Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading.

         5.10. Intentionally Deleted.

         5.11. Material Agreements. Neither the Borrower, the Partnership nor the REIT is a party to any agreement or instrument or subject to any charter or other corporate, partnership or other restriction which could reasonably be expected to have a Material Adverse Effect. Neither the Borrower, the Partnership nor the REIT is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect or (ii) except as set forth on Schedule 5.11, any agreement or instrument evidencing or governing Indebtedness; the defaults set forth on Schedule 5.11 could not reasonably be expected to have a Material Adverse Effect.

         5.12. Compliance With Laws. Each of the Borrower, the Partnership and the REIT has complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses, with respect to Borrowers, or the ownership of the Pledged Assets except for any failure to comply with any of the foregoing which could not reasonably be expected to have a Material Adverse Effect.

         5.13. Ownership of Pledged Assets; Existing Security Instruments. The Borrower has good title to all of the Pledged Assets. As of the date of this Agreement, there are no options or other rights to acquire any of the Pledged Assets that run in favor of any Person and there are no mortgages, deeds of trust, indentures, debt instruments or other agreements creating a Lien against any of the Mortgaged Properties other than Permitted Liens and the Purchase Option.

         5.14. No Default. No Default or Unmatured Default exists under or with respect to any Loan Document. The Borrower, is not in default in any material respect beyond any applicable grace period under or with respect to any other material agreement, instrument or undertaking to which it is a party or by which it or any of the Pledged Assets is bound in any respect, the existence of which default could result in a Material Adverse Effect. No Default or Unmatured Default exists under the Existing Line of Credit.

         5.15. Intentionally Deleted.

         5.16. Intentionally Deleted.

         5.17. Investment Company Act. Neither the Borrower, the Partnership, nor the REIT is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

         5.18. Public Utility Holding Company Act. Neither the Borrower, the Partnership nor the REIT is a "holding company" or a "subsidiary company" of a "holding company," or an

"affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         5.19. Intentionally Deleted.

         5.20. Property Manager. As of the date hereof, the manager of the Mortgaged Properties is an Affiliate of the Borrower.

         5.21. Intentionally Deleted.

         5.22. Intentionally Deleted.

         5.23. Intentionally Deleted.

         5.24. Intentionally Deleted.

         5.25. Intentionally Deleted.

         5.26. Single Purpose.

         Each Borrower is engaged only in the business of owning the Pledged Assets. No Borrower owns or has any interest in any Person. The sole partners and beneficial owners of each Borrower are and will continue to be, directly or indirectly, the Partnership and/or the REIT.

         5.27. Ownership. Each Subordinate Mortgagee is wholly owned and controlled, directly or indirectly, by the Partnership and the REIT, and (c) each Borrower is wholly owned and controlled, directly or indirectly, by the partnership and the REIT.

         5.28. Principal Place of Business; State of Organization. Each Borrower's principal place of business as of the date hereof is the address set forth on the signature pages hereof. Each Borrower is organized under the laws of the State of Michigan. Sun Financial's organizational identification number is B9392F, Sun LP's organizational identification number is L05659.

         5.29. Taxpayer Identification Number. Sun Financial's United States taxpayer identification number is 30-0114694. Sun LP's United States taxpayer identification number has been applied for by Sun LP and Sun LP shall supply such number to Agent upon its assignment.

                                   ARTICLE VI
                                    COVENANTS

         During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

         6.1. Financial Reporting.

                  6.1.1. Financial Statements and Other Reports. The Borrowers and the Partnership shall deliver to Agent copies of all financial statements, reports, compliance certificates, comfort letters, notices of default or litigation, notices of violation, environmental notices and all other notices and information required to be delivered pursuant to the Existing Line of Credit simultaneously with their delivery to the Line of Credit Agent.

                  6.1.2. Intentionally Deleted.

                  6.1.3. Notice of Default or Litigation. Promptly after a Responsible Officer obtains actual knowledge thereof, the Borrowers shall give Agent notice of (i) the occurrence of a Default or Unmatured Default under this Agreement, (ii) the occurrence of (w) any default that is not cured, or any event of default, under any partnership agreement of the Borrower, any mortgage, deed of trust, indenture or other debt or security instrument, covering any of the Mortgaged Properties, (x) any event of default under any other material agreement to which the Borrowers are a party, which, if not cured could result in a Material Adverse Effect, (y) any Collateral Default or Collateral Event of Default, or (z) a Default, Unmatured Default or Event of Default under the Existing Line of Credit, (iii) any litigation or governmental proceeding pending or threatened (in writing) against the Borrowers, which could result in a Material Adverse Effect and (iv) any other event, act or condition which could result in a Material Adverse Effect. Each notice delivered pursuant to this Section 6.1.3 shall be accompanied by a certificate of the REIT for itself and as general partner of the Partnership setting forth the details of the occurrence referred to therein and describing the actions the Borrowers propose to take with respect thereto.

                  6.1.4. Intentionally Deleted.

                  6.1.5. Environmental Notices. The Borrower shall furnish to the Agent, as soon as possible and in any event within ten (10) days after receipt by either Borrower, a copy of (i) any notice or claim to the effect that the Borrower, the Partnership or the REIT is or may be liable to any Person as a result of the release of any toxic or hazardous waste or substance into the environment from the Mortgaged Properties, and (ii) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the Borrowers with respect to the Mortgaged Properties.

                  6.1.6. Notice of Violation. The Borrowers, will give prompt notice to the Agent of the receipt by the Borrower, the Partnership or the REIT of any notice related to a violation of any Applicable Laws and of the commencement of any proceedings or investigations which relate to compliance with Applicable Laws with respect to the Borrowers, the Pledged Assets and that could result in a Material Adverse Effect.

                  6.1.7. Other Information. The Borrowers, the Partnership and the REIT shall promptly furnish to the Agent such other information (including non-financial information) as the Agent or any Lender may from time to time reasonably request.

                  6.1.8. Pledged Assets. (i) The Borrowers shall deliver to Agent, within two days of receipt, copies of all financial information, including rent rolls and operating statements, and all notices given by Mortgagor to Borrower under the Pledged Asset Documents or with respect to the Mortgaged Properties. Within ten (10) days of the end of each calendar month, Borrower shall deliver to Agent a report in form and substance reasonably satisfactory to Agent setting forth for such month, among other things (i) payments received under the Pledged Asset Documents, and (ii) advances made to Mortgagors pursuant the Pledged Asset Documents.

                  (ii) Borrowers shall furnish to Agent, within ten (10) Business Days after request, such further detailed information with respect to the operation of the Mortgaged Properties and the financial affairs of Borrowers as may be reasonably requested by Agent.


         6.2. Use of Proceeds; Margin Regulations. All proceeds of each Advance will be used by the Borrowers, the Partnership and the REIT only in accordance with the provisions of Section 2.20. No part of the proceeds of any Advance will be used by the Borrower or the REIT to purchase or carry any margin stock (as defined in Regulation U) or to extend credit to others for the purpose of purchasing or carrying any margin stock.

         6.3. Conduct of Business.

         (i) The Borrowers, the Partnership and the REIT will, do all things necessary to remain duly incorporated or organized, validly existing and (to the extent such concept applies to such entity) in good standing as a domestic corporation, partnership or limited liability company in its jurisdiction of incorporation or organization, as the case may be, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

         (ii) The Borrower shall not own any Assets other than the Pledged Assets and shall not incur any indebtedness other than the Loan.

         6.4. Taxes. The Borrowers, will, timely file complete and correct United States federal and applicable foreign, state and local tax returns required by law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside.

         6.5. Insurance. The Borrowers shall, or shall cause each Mortgagor to, maintain the insurance coverage required under the Pledged Asset Documents with respect to the Mortgaged Properties and shall deliver evidence reasonably satisfactory to the Agent that such insurance is being maintained.

         6.6. Compliance with Laws. The Borrowers, will comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, including, without limitation, all Environmental Laws. The Borrowers, will take appropriate measures to prevent, and will not engage in or knowingly permit, any illegal activities at any Mortgaged Property.

         6.7. Intentionally Deleted.

         6.8. Inspection. The Borrowers, the Partnership and the REIT will permit the Agent and the Lenders, by their respective representatives and agents, to inspect, books and financial records of the Borrowers, the Partnership and the REIT, to examine and make copies of the books of accounts and other financial records of the Borrowers, the Partnership and the REIT, to discuss the affairs, finances and accounts of the Borrowers, the Partnership and the REIT.

         6.9. Intentionally Deleted.

         6.10. Change in Rating. The Partnership will promptly notify the Agent in writing of any change, downgrade or withdrawal, or threatened change, downgrade or withdrawal of the Partnership's Unsecured Debt Rating.

         6.11. Intentionally Deleted.

         6.12. Acceleration Notice. The Borrower agrees that it will, within ten
(10) days after receipt of written notice that the debt secured by any Subordinate Mortgage has been accelerated, provide written notice to the Agent of such acceleration.

         6.13. Intentionally Deleted.

         6.14. Intentionally Deleted.

         6.15. Intentionally Deleted.

         6.16. Intentionally Deleted.

         6.17. Intentionally Deleted.

         6.18. Intentionally Deleted.

         6.19. Pledged Asset Documents. Borrowers shall perform all of their obligations as lender under the Pledged Asset Documents, including the funding of required advances thereunder to which the Mortgagors are entitled under the Pledged Asset Documents. Borrowers shall not, without Agent's prior written consent, agree to any modification or amendment to any of the Pledged Asset Documents, the Intercreditor Agreements or the Subordinate Mortgages, and shall not waive any material conditions or terms of the Pledged Asset Documents.

         6.20. Intercreditor Agreements. The Subordinate Mortgagees hereby agree that without the prior written consent of the Agent, they will not (a) declare a default, accelerate the debt secured by the Subordinate Mortgages, commence any foreclosure action, exercise any power-of-sale, commence any suit against any Mortgagor, commence any bankruptcy or similar insolvency proceeding with respect to any Mortgagor or take any other enforcement action with respect to any Subordinate Mortgage, or (ii) sell, transfer, assign, pledge, encumber, convey or grant participation interests in the Subordinate Mortgages.

         6.21. Purchase Option. In the event Sun/Forest LLC exercises its Purchase Option with respect to any Mortgaged Property or is required to purchase any Mortgaged Property pursuant to such Purchase Option, Sun/Forest LLC shall pay such purchase price to the applicable Borrower on account of the Pledged Mortgage, and if the purchase price so received by Borrower is less than the then outstanding principal balance of the applicable Pledged Mortgage (such difference, the "Purchase Shortfall"), then either (a) Sun/Forest LLC shall take title to such Mortgaged Property subject to, and assume all obligations under, the applicable Pledged Mortgage, the related Pledged Asset Documents and the applicable Subordinate Mortgage or (b) Borrower shall simultaneously prepay a portion of the Loan equal to the Purchase Shortfall in accordance with Section 2.7(except that the minimum repayment amounts therein shall not apply).

         The Partnership agrees that it shall not permit Sun/Forest LLC to sell, transfer, assign, pledge, encumber, convey or grant participation interests in
(i) its direct or indirect interest in each Mortgagor, unless an entity Controlled by the Partnership or the REIT is the general partner of Mortgagor, if the Mortgagor is a limited partnership or is the manager of the Mortgagor, if the Mortgagor is a limited liability company, or (ii) the Purchase Option.

         6.22. Funding Reserve.

                           (a) If the Unsecured Debt Rating of the Partnership
                  is at any time less than BBB- or its equivalent, or is withdrawn or is no longer assigned by any Rating Agency or Substitute Rating Agency, Borrower shall, within five (5) Business Days after the date such Unsecured Debt Rating is announced, deposit, in immediately available funds, an amount equal to the difference between the then aggregate outstanding principal balance of the Pledged Mortgages and the maximum aggregate stated principal amount (adjusted for any prepayments or scheduled amortization payments actually received by the applicable Borrower) of the Pledged Mortgages (such differences, the "Funding Requirement") into a reserve account to be held by Agent in Agent's name for the benefit of the Lenders (the "Funding Reserve"). The Funding Reserve is for the purpose of Funding required advances under the Pledged Mortgages.

                           (b) Provided no Event of Default has occurred and is
                  continuing, Borrowers shall have the right to request a disbursement from the Funding Reserve if a Borrower is obligated to fund an advance to a Mortgagor under the related Pledged Mortgage, and upon delivery of a certificate signed by a Responsible Officer representing and warranting to Agent (i) that such Mortgagor has complied with all the applicable conditions to an advance under the related Pledged Mortgage,
                  (ii) that the work for which the requested advance relates has been completed in a satisfactory manner and (iii) the amount of the requested advances, Agent shall disburse sums from the Funding Reserve to Borrower in amount equal to the requested advance. Prior to requesting a subsequent disbursement from the Funding Reserve, Borrowers shall deliver an estoppel from the Mortgagor entitled to the immediately preceding disbursement stating that it has received the full amount of such advance from the applicable Borrower.

                           (c) Borrowers grant to Agent and the Lender a
                  first-priority perfected security interest in the Funding Reserve and any and all monies now or hereafter deposited in the Funding Reserve as additional security for payment of the Loan. Until expended or applied in accordance herewith, the Funding Reserve shall constitute additional security for the Loan.

                           (d) Upon the occurrence of an Event of Default, Agent
                  may, in addition to any and all other rights and remedies available to Agent, apply any sums then present in any or all of the Funding Reserve to the payment of the Loan in any order in its sole discretion.

                           (e) The Funding Reserve shall not constitute trust
                  funds and shall be held in an interest bearing account and all earnings or interest on the Funding Reserve shall be added to and become a part of Funding Reserve and shall be disbursed in the same manner as other monies deposited in the Funding Reserve.

                           (f) Borrowers shall not, without obtaining the prior
                  written consent of Lender, further pledge, assign or grant any security interest in the Funding Reserve or the monies deposited therein or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming Agent as the secured party, to be filed with respect thereto.

                           (g) Borrowers shall indemnify Agent and hold Agent
                  harmless from and against any and all actions, suits, claims, demands, liabilities, losses, damages, obligations and costs and expenses (including litigation costs and reasonable attorneys fees and expenses) arising from or in any way connected with the Funding Reserve or the performance of the obligations for which the Funding Reserve was established, except to the extent arising from the gross negligence or willful misconduct of Agent, its agents or employees. Borrower shall assign to Agent all rights and claims Borrowers may have against all Persons supplying labor, materials or other services which are to be paid from or secured by the Funding Reserve; provided, however, that Agent may not pursue any such right or claim unless an Event of Default has occurred and remains uncured.

                           (h) In the event that a Mortgagor agrees with the
                  applicable Borrower to modify the related Pledged Mortgage to reduce the Funding Requirement and the maximum principal amount of the related Pledged Mortgage (provided that no such reduction shall reduce the maximum principal amount of the Pledged Mortgage to less than the outstanding principal balance thereof), and (i) such modification is in form and substance reasonably acceptable to Agent and (ii) it has been properly recorded in the appropriate real estate records, than, provided no Event of Default has occurred and is continuing, the Funding Reserve shall be reduced by an amount equal to such reduction in the Funding Requirement, and such amount shall be disbursed to Borrower on request.

         6.23. Incorporation by Reference.

                           (a) All of the terms and conditions of the Existing
                  Line of Credit are hereby incorporated by reference and such terms and conditions shall have the same effect as if they were stated herein in their entirety. In the event that the Existing Line of Credit is repaid in full or terminated, the Partnership and the REIT shall continue to be bound by the terms and conditions of the Existing Line of Credit, and anything that would have constituted a Default, Unmatured Default or Event of Default under the Existing Line of Credit shall be a Default, or Unmatured Default or an Event of Default, as the case may be, hereunder.

                           (b) The Partnership and the REIT shall not modify any
                  of the financial covenants, material economic terms or other material provisions of the Existing Line of Credit after the date hereof without the prior written consent of Agent.

         6.24. Intentionally Deleted.

         6.25. Liens. The Borrowers, will not, create, incur, assume or suffer to exist, directly or indirectly, any Lien on any Pledged Assets, or any Mortgaged Property, other than the following (collectively, the "Permitted Liens"):

                           (i) Liens existing on the Closing Date and set forth
                  in the Title Policies;

                           (ii) Liens for taxes not yet due or which are being
                  contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are being maintained;

                           (iii) Statutory Liens of landlords and Liens of
                  mechanics, materialmen and other Liens imposed by Law (other than any Lien imposed by ERISA) created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings diligently conducted, and with respect to which adequate bonds have been posted if required to do so by Applicable Law;

                           (iv) Easements, rights-of-way, zoning and similar
                  restrictions and other similar charges or encumbrances not interfering with the ordinary conduct of the business of the Borrower and which do not detract materially from the value of any of the Mortgaged Properties to which they attach or impair materially the use thereof by the Mortgagor or Borrower;

                           (v) The Liens of the Pledged Mortgages and the
                  Subordinate Mortgages.

         6.26. Restriction on Fundamental Changes.

                           (i) Without the prior written consent of the Agent
                  and the Required Lenders, which consent may be withheld in the sole and absolute discretion of the Agent and the Required Lenders, the Borrowers, the Partnership, and the REIT will not enter into any merger or consolidation with, any Person other than the Borrowers, the Partnership, the REIT or a Person wholly owned and controlled by the Borrowers, the Partnership or the REIT.

                           (ii) Notwithstanding the foregoing, the Borrowers, or
                  the Partnership may enter into a merger or consolidation, provided that following such merger or consolidation, the Partnership is the surviving entity of such merger or consolidation and the REIT or an entity wholly owned and controlled by the REIT (i) is the sole general partner of the Partnership, and (ii) owns at least a 51% economic ownership interest in the Partnership.

         6.27. Transactions with Affiliates. The Borrowers, will not enter into any material transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of the Borrowers, other than on terms and conditions substantially as favorable as would be obtainable at the time in a comparable arm's-length transaction with a Person other than an Affiliate of the Borrowers.

         6.28. Intentionally Deleted.

         6.29. Intentionally Deleted.

         6.30. Intentionally Deleted.

         6.31. Organizational Documents. Neither the Borrower, the Partnership nor the REIT will make any amendments or modifications to its partnership agreement, corporate charter, by-laws, certificate of incorporation, articles of organization, operating agreement or other organizational documents which would have a Material Adverse Effect without the prior approval of the Agent and the Required Lenders; notwithstanding the foregoing, the Agent will be promptly notified of all such changes (other than modifications and amendments relating solely to the admission or deletion of limited partners or changes in their limited partnership interests, unless such limited partner is Gary Shiffman).

         6.32. Intentionally Deleted.

         6.33. Intentionally Deleted.

         6.34. ERISA.

                           (i) Borrowers shall not engage in any transaction
                  which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Agent of any of its rights under the Note, this Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA.

                           (ii) Borrowers further covenant and agree to deliver
                  to Agent such certifications or other evidence from time to time throughout the term of the Loan, as requested by Agent in its sole discretion and represents and covenants that (A) neither Borrower is and or maintain an "employee benefit plan" as defined in Section 3(32) of ERISA, which is subject to Title I of ERISA, or a "governmental plan" within the meaning of Section 3(3) of ERISA; (B) neither Borrower is subject to State statutes regulating investments and fiduciary obligations with respect to governmental plans; and (C) one or more of the following circumstances is true:

                                    (a) Equity interests in each Borrower are
                           publicly offered securities, within the meaning of 29
                           C. F. R. Section 2510. 3-101(b)(2);

                                    (b) Less than twenty-five percent (25%) of
                           each outstanding class of equity interests in each Borrower are held by "benefit plan investors" within the meaning of 29 C. F. R. Section 2510. 3-101(f)(2); or

                                    (c) Each Borrower qualifies as an "operating
                           company" or a "real estate operating company" within the meaning of 29 C. F. R. Section 2510. 3-101(c) or
                           (e).

                           (iii) Agent, as Lender, represents and warrants that
                  none of the funds being used to make the Advances are "plan assets" as defined under ERISA.

         6.35. Transfer of Pledged Assets. The Borrower shall not sell, transfer, assign, convey, grant participations in, pledge or encumber any of the Pledged Assets or the Borrower's interest therein.

         6.36. Proceeds of Equity and Debt Offerings. All net proceeds (after payment of underwriter and placement fees and other expenses directly related to such equity or debt offering) from any equity or debt offering by the REIT, the Partnership or the Borrowers shall be immediately applied to the prepayment of the outstanding principal balance of the Loan in accordance with Section 2.7.

         6.37. Name, Identity, Structure, or Principal Place of Business. Neither Borrower shall change its name, identity (including its trade name or names), or principal place of business, without, in each case, first giving Agent thirty (30) days prior written notice. Neither Borrower shall change its corporate, partnership or other structure, or the place of its organization as set forth in Section 5.28, without, in each case, the consent of Agent. Upon Agent's request, Borrowers shall execute and deliver additional UCC Financing Statements, security agreements and other instruments which may be necessary to effectively evidence or perfect Agent's security interest in the Pledged Assets as a result of such change of principal place of business or place of organization.

         6.38. Further Assurances. Borrowers shall execute and deliver to Agent such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the Pledged Assets at any time securing or intended to secure the obligations of Borrowers under the Loan Documents, as Agent may reasonably require including, without limitation, the execution of additional or supplemental UCC Financing Statements and Collateral Assignments. Borrower hereby authorizes Agent to file any UCC Financing Statements required under the Security Agreement and under this Section 6.38.

         6.39. Mortgage and Intangible Taxes. Borrowers and the Partnership shall pay all State, county and municipal recording, mortgage, and intangible, and all other taxes imposed upon the execution and recordation of the Collateral Assignments, UCC Financing Statements and/or upon the execution and delivery of the Transfer Documents and the Pledged Assets.

         6.40. Ownership. The Partnership and the REIT shall, at all times, wholly own and control, directly or indirectly, (i) the Borrowers; and (ii) the Subordinate Mortgagees.

                                   ARTICLE VII
                                    DEFAULTS

         Each of the following events, acts, occurrences or conditions shall constitute a Default under this Agreement, regardless of whether such event, act, occurrence or condition is voluntary or involuntary or results from the operation of law or pursuant to or as a result of compliance by any Person with any judgment, decree, order, rule or regulation of any court or administrative or governmental body:

         7.1. Failure to Make Payments. The Borrowers, shall default in the payment when due of any principal or any interest on the Loan or default in the payment of any fees or other amounts owing hereunder or under any other Loan Documents when the same are due and payable.

         7.2. Breach of Representation or Warranty. Any representation or warranty made by the Borrower, the Partnership or the REIT herein, in the Security Agreement or in any other Loan Document or in any certificate or statement delivered pursuant hereto or thereto shall prove to be false or misleading in any material respect on the date as of which made or deemed made: provided, however, that if such breach is capable of being cured, then the Borrowers shall have a period of thirty (30) days after delivery of notice from the Agent to cure any such breach.

         7.3. Breach of Covenants.

                           (i) The Borrowers, the Partnership or the REIT shall
                  fail to perform or observe any agreement, covenant or obligation arising under Sections 6.25 (other than Liens which are placed on a Mortgaged Property without the consent of the Borrower, the Partnership, or the REIT), 6.26, 6.34, 6.35,
                  6.36 and 6.40.

                           (ii) The Borrowers, the Partnership or the REIT shall
                  fail to perform or observe any agreement, covenant or obligation arising under this Agreement (except those described in Sections 7.1, 7.2 and 7.3(i) above), and such failure shall continue uncured for thirty (30) days after delivery of notice thereof, or such longer period of time as is reasonably necessary to cure such failure, provided that the Borrowers have commenced and is diligently prosecuting the cure of such failure and cures it within ninety (90) days.

                           (iii) The Borrowers, the Partnership or the REIT
                  shall fail to perform or observe any agreement, covenant or obligation arising under any provision of the Security Agreement or any of the Loan Documents other than this Agreement, which failure shall continue after the end of any applicable grace period provided therein.

         7.4. Default Under Existing Line of Credit. The Partnership, or the REIT shall default beyond any applicable grace period in the payment performance or observance of any obligation or condition with respect to the Existing Line of Credit or any other event shall occur or condition exist, if the effect of such default, event or condition is to accelerate the maturity of the indebtedness under the Existing Line of Credit or such indebtedness shall become or be declared to be due and payable prior to its stated maturity and the foregoing conditions are not cured within (30) days after the condition occurs.

         7.5. Bankruptcy, etc. (i) The Borrower, the Partnership, or the REIT shall commence a voluntary case concerning itself under the Bankruptcy Code; or
(ii) an involuntary case is commenced against the Borrower, the Partnership, or the REIT and the petition is not contested within sixty (60) days, or is not dismissed within ninety (90) days, after commencement of the case or (iii) a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Borrower, the Partnership, the REIT, or the Borrower, the Partnership, or the REIT commences any other proceedings under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower, the Partnership, the REIT or there is commenced against the Borrower, the Partnership, or the REIT any such proceeding which remains undismissed for a period of ninety (90) days; or (iv) any order of relief or other order approving any such case or proceeding is entered; or (v) the Borrower, the Partnership, or the REIT is adjudicated insolvent or bankrupt; or (vi) the Borrower, the Partnership, or the REIT suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of ninety (90) days; or (vii) the Borrower, the Partnership, or the REIT, makes a general assignment for the benefit of creditors; or (viii) the Borrower, the Partnership, or the REIT shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or (ix) the Borrower, or the Partnership, the REIT shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debt; or (x) the Borrower, the Partnership, or the REIT shall by any act or failure to act consent to, approve of or acquiesce in any of the foregoing; or (xi) any corporate, partnership or limited liability company action is taken by the Borrower, the Partnership, or the REIT for the purpose of effecting any of the foregoing.

         7.6. Receivership. Without the application, approval or consent of the Borrower, the Partnership, or the REIT, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower, the Partnership, or the REIT, or a proceeding described in Section 7.5(iii) shall be instituted against the Borrower, the Partnership, or the REIT and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 30 consecutive days.

         7.7. Intentionally Deleted.

         7.8. Intentionally Deleted.

         7.9. Intentionally Deleted.

         7.10. Guaranty. The Guaranty shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of the Guaranty, or any Guarantor shall fail to comply with any of the terms or provisions of any Guaranty to which it is a party, or any Guarantor shall deny that it has any further liability under any Guaranty to which it is a party, or shall give notice to such effect.

         7.11. Intentionally Deleted.

         7.12. Intentionally Deleted

         7.13. Material Adverse Effect. If any Material Adverse Effect shall occur (other than a down grade, withdrawal or termination of the Partnership's or the REIT's Unsecured Debt Rating).

         7.14. Collateral Event of Default. If any Collateral Event of Default shall occur and the Borrower fails to repay the entire Loan and all of the Obligations in full within five (5) Business Days of such occurrence.

                                  ARTICLE VIII
                 ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

         8.1. Acceleration. If any Default described in Section 7.5 or 7.6 occurs with respect to the Borrower, the obligations of the Lenders to make Advance hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Agent, or any Lender. If any other Default occurs, the Required Lenders (or the Agent with the consent of the Required Lenders) may terminate or suspend the obligations of the Lenders to make Loans hereunder or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives and enforce any and all of its remedies hereunder, in the Security Agreement, the other Loan Documents and as provided by Applicable Law.

         8.2. Amendments. Subject to the provisions of this Section 8.2, the Required Lenders (or the Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement shall, without the consent of all of the Lenders:

         (i) Extend the final maturity of any Loan, or forgive all or any portion of the principal amount thereof or reduce the rate or extend the time of payment of interest or fees thereon.

         (ii) Reduce the percentage specified in the definition of Required Lenders.

         (iii) Extend the Maturity Date or increase the Loan Amount, the Aggregate Commitment, the Commitment of any Lender hereunder or permit the Borrower to assign its rights under this Agreement.

         (iv) Reduce the Commitment of any Lender except for (a) reductions of a Lender's Commitment as a result of the assignment of all or a portion thereof to a Purchaser in accordance with Section
                  12.3 and (b) replacement of a Lender in accordance with
                  Section 2.18.

         (v)      Amend this Section 8.2.

         (vi)     Release any Guarantor.

         (vii) Provide for an Interest Period of less than one month or greater than three months.

         (viii)   Subject any Lender to any additional obligation.

No amendment of any provision of this Agreement relating to the Agent shall be effective without the written consent of the Agent. The Agent may waive payment of the fee required under Section 12.3.2.

         8.3. Preservation of Rights. No delay or omission of the Lenders, or the Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of an Advance notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Advance shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agent, and the Lenders until the Obligations have been paid in full.

                                   ARTICLE IX
                               GENERAL PROVISIONS

         9.1. Survival of Representations. All representations and warranties of the Borrower, the Partnership and the REIT contained in this Agreement shall survive the making of the Advance herein contemplated.

         9.2. Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

         9.3. Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

         9.4. Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Borrower, the Agent, and the Lenders and supersede all prior agreements and understandings among the Borrower, the Agent, and the Lenders relating to the subject matter thereof other than those contained in the fee letter described in Section 10.13 which is the subject of this Agreement, all of which shall survive and remain in full force and effect during the term of this Agreement.

         9.5. Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns, provided, however, that the parties hereto expressly agree that the Arranger shall enjoy the benefits of the provisions of Sections 9.6, 9.10 and 10.11 to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement.

         9.6. Expenses; Indemnification.

         (i) The Borrowers and the Partnership shall reimburse the Agent and the Arranger for any costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent) paid or incurred by the Agent in connection with the preparation, negotiation, execution, delivery, syndication, distribution (including, without limitation, via the internet), review, amendment, modification, and administration of the Loan Documents. The Borrowers and the Partnership also agree to reimburse the Agent, and the Lenders for any costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Agent, and the Lenders, which attorneys may be employees of the Agent, or the Lenders) paid or incurred by the Agent, the Arranger, or any Lender in connection with the collection and enforcement of the Loan Documents.

         (ii) The Borrower and the Partnership hereby further agree to indemnify the Agent, each Lender, their respective affiliates, and each of their directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Agent, the Arranger, any Lender or any affiliate is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Advance hereunder except to the extent that they are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the party seeking indemnification. The obligations of the Borrower and the Partnership under this
                  Section 9.6 shall survive the termination of this Agreement.

         9.7. Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Lenders.

         9.8. Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles.

         9.9. Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

         9.10. Nonliability of Lenders. The relationship between the Borrower on the one hand and the Lenders, and the Agent on the other hand shall be solely that of borrower and lender. Neither the Agent, the Arranger, nor any Lender shall have any fiduciary responsibilities to the Borrower, the Partnership or the REIT. Neither the Agent, the Arranger, nor any Lender undertakes any responsibility to the Borrower, the Partnership or the REIT to review or inform them of any matter in connection with any phase of the business or operations of the Borrower, the Partnership or the REIT. The Borrower, the Partnership and the REIT agree that neither the Agent, the Arranger, nor any Lender shall have liability to the Borrower, the Partnership or the REIT (whether sounding in tort, contract or otherwise) for losses suffered by the Borrower, the Partnership or the REIT in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Neither the Agent, the Arranger, nor any Lender shall have any liability with respect to, and the Borrower, the Partnership or the REIT hereby waive, release and agree not to sue for, any special, indirect or consequential damages suffered by the Borrower, the Partnership or the REIT in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

         9.11. Confidentiality. Each Lender agrees to hold any confidential information which it may receive from the Borrower, the Partnership or the REIT pursuant to this Agreement in confidence, except for disclosure (i) to its Affiliates and to other Lenders and their respective Affiliates, (ii) to legal counsel, accountants, and other professional advisors to such Lender or to a Transferee, (iii) to regulatory officials, (iv) to any Person as requested pursuant to or as required by law, regulation, or legal process, (v) to any Person in connection with any legal proceeding to which such Lender is a party,
(vi) to such Lender's direct or indirect contractual counterparties in swap agreements or to legal counsel, accountants and other professional advisors to such counterparties, (vii) permitted by Section 12.4 and (viii) to rating agencies if requested or required by such agencies in connection with a rating relating to the Advances hereunder.

         9.12. Nonreliance. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) for the repayment of the Loan.

         9.13. Disclosure. The Borrower, the Partnership the REIT and each Lender hereby acknowledge and agree that Agent and/or its Affiliates and each Lender and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with the Borrower, the Partnership the REIT and their Affiliates.

         9.14. Recourse. The Loans, and all other Obligations shall be full recourse to the Borrower. The Partnership and the REIT shall have no liability with respect to the Loans, or any other Obligations except as set forth in the Guaranty.

                                    ARTICLE X
                                    THE AGENT

         10.1. Appointment; Nature of Relationship. Lehman Commercial Paper Inc. is hereby appointed by each of the Lenders as its contractual representative (herein referred to as the "Agent") hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Agent agrees to act as such contractual representative upon the express conditions contained in this
Article X. Notwithstanding the use of the defined term "Agent," it is expressly understood and agreed that the Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that the Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders' contractual representative, the Agent (i) does not hereby assume any fiduciary duties to any of the Lenders, (ii) is a "representative" of the Lenders within the meaning of the term "secured party" as defined in the New York Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders hereby agrees to assert no claim against the Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

         10.2. Powers. The Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Agent.

         10.3. General Immunity. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower, the Partnership the REIT, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.

         10.4. No Responsibility for Loans, Recitals, etc. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered solely to the Agent; (d) the existence or possible existence of any Default or Unmatured Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; (f) the value, sufficiency, creation, perfection or priority of any Lien in any collateral security; or (g) the financial condition of the Borrower, the Partnership or the REIT. The Agent shall with reasonable promptness deliver to the Lenders (unless the Borrower has furnished the same directly to the Lenders) copies of any materials furnished to the Agent by the Borrower pursuant to the requirements of this Agreement, including without limitation those provided for in Sections 6.1, 6.10, 6.11 and 6.12, but the Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrower, the Partnership or the REIT to the Agent at such time, but is voluntarily furnished by the Borrower, the Partnership or the REIT to the Agent (either in its capacity as the Agent or in its individual capacity).

         10.5. Action on Instructions of Lenders. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. The Lenders hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

         10.6. Employment of Agents and Counsel. The Agent may execute any of its duties as the Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Agent and the Lenders and all matters pertaining to the Agent's duties hereunder and under any other Loan Document.

         10.7. Reliance on Documents; Counsel. The Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

         10.8. Agent's Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Agent ratably in proportion to their respective Commitments (or, if the Commitments have been terminated, in proportion to their Commitments immediately prior to such termination) (i) for any amounts not reimbursed by the Borrower for which the Agent is entitled to reimbursement by the Borrower under the Loan Documents, (ii) for any other expenses incurred by the Agent on behalf of the Lenders (and not reimbursed by the Borrower), in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including, without limitation, for any expenses incurred by the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders) and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents (but only to the extent not reimbursed by the Borrower), provided that (i) no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Agent and (ii) any indemnification required pursuant to Section 3.5(vii) shall, notwithstanding the provisions of this Section 10.8, be paid by the relevant Lender in accordance with the provisions thereof. The obligations of the Lenders under this Section 10.8 shall survive payment of the Obligations and termination of this Agreement.

         10.9. Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default hereunder (other than a failure to pay any or all of the Obligations from time to time payable hereunder) or of any Collateral Default unless the Agent has received written notice from a Lender or the Borrower referring to this Agreement describing such Default, Unmatured Default, or Collateral Default, and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders.

         10.10. Rights as a Lender. In the event the Agent is a Lender, the Agent shall have the same rights and powers hereunder and under any other Loan Document with respect to its Commitment and its Loans as any Lender and may exercise the same as though it were not the Agent, and the term "Lender" or "Lenders" shall, at any time when the Agent is a Lender, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower, the Partnership the REIT or any of their Subsidiaries in which the Borrower, the Partnership the REIT or such Subsidiary is not restricted hereby from engaging with any other Person.

         10.11. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent, the Arranger or any other Lender and based on the financial statements prepared by the Borrower and the Partnership and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent, the Arranger or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

         10.12. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, forty-five days after the retiring Agent gives notice of its intention to resign. The Agent may be removed at any time with or without cause by written notice received by the Agent from the Required Lenders, such removal to be effective on the date specified by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, a successor Agent, be subject to the prior written approval of the Borrower, not to be unreasonably withheld. If no successor Agent shall have been so appointed by the Required Lenders within thirty days after the resigning Agent's giving notice of its intention to resign, then the resigning Agent may appoint, a successor Agent. Notwithstanding the previous sentence, the Agent may at any time without the consent of the Borrower, the Partnership the REIT or any Lender, appoint any of its Affiliates which is a commercial bank as a successor Agent hereunder. If the Agent has resigned or been removed and no successor Agent has been appointed, the Lenders may perform all the duties of the Agent hereunder and the Borrower, the Partnership and the REIT shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Agent. Upon the effectiveness of the resignation or removal of the Agent, the resigning or removed Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation or removal of an Agent, the provisions of this Article X shall continue in effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents.

         10.13. Agent Fees. The Borrower agrees to pay to the Agent the fees agreed to by the Borrower, the Partnership the REIT, and the Agent from time to time.

         10.14. Delegation to Affiliates. The Borrower, the Partnership the REIT and the Lenders agree that the Agent may delegate any of its duties under this Agreement to any of its Affiliates and, notwithstanding anything to the contrary in Section 10.12, resign as Agent and appoint any of its Affiliates as a successor Agent. Any such Affiliate (and such Affiliate's directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Agent is entitled under Articles IX and X.

                                   ARTICLE XI
                            SETOFF; RATABLE PAYMENTS

         11.1. Setoff. In addition to, and without limitation of, any rights of the Lenders under applicable law, if the Borrower becomes insolvent, however evidenced, or any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender or any Affiliate of any Lender to or for the credit or account of the Borrower may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part thereof, shall then be due.

         11.2. Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it upon its Pro Rata Share of the Loan (other than payments received pursuant to Section 3.1, 3.2, 3.4 or 3.5 in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Aggregate Outstanding Credit Exposure held by the other Lenders so that after such purchase each Lender will hold its Pro Rata Share of the Aggregate Outstanding Credit Exposure ratable proportion of Loans. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their Loans respective Pro Rata Shares of the Aggregate Outstanding Credit Exposure. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

                                   ARTICLE XII
                BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

         12.1. Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower, the Partnership the REIT and the Lenders and their respective successors and assigns permitted hereby, except that (i) neither the Borrower, the Partnership nor the REIT shall have the right to assign its rights or obligations under the Loan Documents without the prior written consent of each Lender, (ii) any assignment by any Lender must be made in compliance with Section 12.3, and (iii) any transfer by Participation must be made in compliance with Section 12.2. Any attempted assignment or transfer by any party not made in compliance with this
Section 12.1 shall be null and void, unless such attempted assignment or transfer is treated as a participation in accordance with Section 12.3.2. The parties to this Agreement acknowledge that clause (ii) of this Section 12.1 relates only to absolute assignments and this Section 12.1 does not prohibit assignments creating security interests, including, without limitation, (x) any pledge or assignment by any Lender of all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank or (y) in the case of a Lender which is a Fund, any pledge or assignment of all or any portion of its rights under this Agreement and any Note to its trustee in support of its obligations to its trustee; provided, however, that no such pledge or assignment creating a security interest shall release the transferor Lender from its obligations hereunder unless and until the parties thereto have complied with the provisions of Section 12.3. The Agent may treat the Person which made any Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such

Person complies with Section 12.3; provided, however, that the Agent may in its discretion (but shall not be required to) follow instructions from the Person which made any Loan or which holds any Note to direct payments relating to such Loan or Note to another Person. Any assignee of the rights to any Loan or any Note agrees by acceptance of such assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder or assignee of the rights to such Loan.

         12.2. Participations.

                  12.2.1. Permitted Participants; Effect. Any Lender may at any time sell to one or more banks or other entities ("Participants") participating interests in any Outstanding Credit Exposure of such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Outstanding Credit Exposure and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower, the Partnership the REIT and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

                  12.2.2. Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Credit Exposure or Commitment in which such Participant has an interest which would require consent of all of the Lenders pursuant to the terms of
         Section 8.2 or of any other Loan Document.

                  12.2.3. Benefit of Certain Provisions. The Borrower agrees that each Participant shall be deemed to have the right of setoff provided in Section 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 11.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Lender. The Borrower further agrees that each Participant shall be entitled to the benefits of Sections 3.1, 3.2, 3.4 and 3.5 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.3, provided that (i) a Participant shall not be entitled to receive any greater payment under
         Section 3.1, 3.2 or 3.5 than the Lender who sold the participating interest to such Participant would have received had it retained such interest for its own account, unless the sale of such interest to such Participant is made with the prior written consent of the Borrower, and
         (ii) any Participant not incorporated under the laws of the United States of America or any State thereof agrees to comply with the provisions of Section 3.5 to the same extent as if it were a Lender.

         12.3. Assignments.

                  12.3.1. Permitted Assignments. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities ("Purchasers") all or any part of its rights and obligations under the Loan Documents. Such assignment shall be substantially in the form of Exhibit B (the "Assignment and Assumption") or in such other form as may be agreed to by the parties thereto. The consent of the Agent shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof. Such consents shall not be unreasonably withheld or delayed. Each such assignment with respect to a Purchaser which is not a Lender or an Affiliate thereof shall (unless the Agent otherwise consents) be in an amount not less than the lesser of (i) $10,000,000 or (ii) the remaining amount of the assigning Lender's Commitment (calculated as at the date of such assignment) or outstanding Loans (if the applicable Commitment has been terminated).

                  12.3.2. Notice of Assignment. Upon (i) delivery to the Agent of an executed Assignment and Assumption, together with any consents required by Section 12.3.1, and (ii) payment of a $4,000 fee to the Agent for processing such assignment, such assignment shall become effective on the effective date specified in the Assignment and Assumption. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by or on behalf of the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrower, the Partnership, the REIT, the Lenders or the Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Commitment and Outstanding Credit Exposure assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this
         Section 12.3.2, the transferor Lender, the Agent and the Borrower shall, if the transferor Lender or the Purchaser desires that its Loans be evidenced by Notes, make appropriate arrangements so that new Notes or, as appropriate, replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.

                  12.3.3. Register. The Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in New York, New York a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

         12.4. Dissemination of Information. The Borrower, the Partnership and the REIT hereby authorize each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Borrower, the Partnership and the REIT, including without limitation any information contained in any Reports; provided that each Transferee and prospective Transferee agrees to be bound by Section 9.11 of this Agreement.

         12.5. Tax Treatment. If any interest in any Loan Document is transferred to any Transferee which is not incorporated under the laws of the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.5(iv).

                                  ARTICLE XIII
                                     NOTICES

         13.1. Notices. Except as otherwise permitted by Section 2.12 with respect to borrowing notices, all notices, requests and other communications to any party hereunder shall be in writing (including electronic transmission, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower, the Partnership the REIT or the Agent, at its address or facsimile number set forth on the signature pages hereof, (y) in the case of any Lender, at its address or facsimile number set forth below its signature hereto or (z) in the case of any party, at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Agent and the Borrower in accordance with the provisions of this Section
13.1. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered (or, in the case of electronic transmission, received) at the address specified in this Section; provided that notices to the Agent under
Article II shall not be effective until received.

         13.2. Change of Address. The Borrower, the Partnership the REIT, the Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

                                   ARTICLE XIV
                                  COUNTERPARTS

         This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower, the Partnership the REIT, the Agent, and the Lenders and each party has notified the Agent by facsimile transmission or telephone that it has taken such action.

                                   ARTICLE XV
          CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL

         15.1. CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

         15.2. CONSENT TO JURISDICTION. THE BORROWER, THE PARTNERSHIP, AND THE REIT HEREBY IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER, THE PARTNERSHIP AND THE REIT HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVE ANY OBJECTION THEY MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT, OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER OR THE REIT IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER OR THE REIT AGAINST THE AGENT, OR ANY LENDER OR ANY AFFILIATE OF THE AGENT, OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK.

         15.3. WAIVER OF JURY TRIAL. THE BORROWER, THE PARTNERSHIP THE REIT, THE AGENT, AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

         IN WITNESS WHEREOF, the Borrower, the Partnership, the REIT, the Lenders and the Agent have executed this Agreement as of the date first above written.


                                       Sun Financial Texas Limited Partnership, a Michigan limited partnership

                                       By:  Sun Texas QRS, Inc., a Michigan
                                            corporation, its general partner

                                            By:   /s/ Jeffrey P. Jorissen
                                                 -------------------------------
                                                 Name:   Jeffrey P. Jorissen
                                                 Title:  Chief Financial Officer


                                       Sun Financial Texas Limited Partnership
                                       31700 Middlebelt Road, Suite 145
                                       Farmington Hills, Michigan 48334
                                       Telecopier Number: (810) 932-3072
                                       Attention:  Jeffrey P. Jorissen

With a copy to:                        Jaffe, Raitt, Heuer & Weiss
                                       One Woodward Avenue, Suite 2400
                                       Detroit, Michigan 48226
                                       Telecopier Number:  (313) 961-8358
                                       Attention: Arthur A. Weiss, Esq.

                                       SUN FINANCIAL, LLC, a Michigan limited
                                       liability company

                                       By:  Sun Communities Operating Limited
                                            Partnership, a Michigan limited
                                            partnership, its member

                                            By:  Sun Communities, Inc., a
                                                 Maryland corporation, its
                                                 general partner

                                                 By:   /s/ Jeffrey P. Jorissen
                                                      --------------------------
                                                      Name:  Jeffrey P. Jorissen
                                                      Title: Chief Financial
                                                             Officer

                                       Sun Financial, LLC
                                       31700 Middlebelt Road, Suite 145
                                       Farmington Hills, Michigan 48334
                                       Telecopier Number:  (810) 932-3072
                                       Attention:  Jeffrey P. Jorissen

With a copy to:                        Jaffe, Raitt, Heuer & Weiss
                                       One Woodward Avenue, Suite 2400
                                       Detroit, Michigan 48226
                                       Telecopier Number: (313) 961-8358
                                       Attention: Arthur A. Weiss, Esq.

                                       SUN COMMUNITIES OPERATING LIMITED
                                       PARTNERSHIP


                                       By:  Sun Communities, Inc., its general
                                            partner

                                            By:   /s/ Jeffrey P. Jorissen
                                                 -------------------------------
                                                 Jeffrey P. Jorissen
                                                 Title: Chief Financial Officer


                                       Sun Communities Operating Limited
                                       Partnership
                                       31700 Middlebelt Road, Suite 145
                                       Farmington Hills, Michigan 48334
                                       Telecopier Number: (810) 932-3072
                                       Attention: Jeffrey P. Jorissen

With a copy to:                        Jaffe, Raitt, Heuer & Weiss
                                       One Woodward Avenue, Suite 2400
                                       Detroit, Michigan 48226
                                       Telecopier Number: (313) 961-8358
                                       Attention: Arthur A. Weiss, Esq.


                                       SUN COMMUNITIES, INC.


                                       By:   /s/ Jeffrey P. Jorissen
                                            ------------------------------------
                                            Jeffrey P. Jorissen
                                            Title: Chief Financial Officer

                                       Sun Communities, Inc.
                                       31700 Middlebelt Road, Suite 145
                                       Farmington Hills, Michigan 48334
                                       Telecopier Number: (810) 932-3072
                                       Attention: Jeffrey P. Jorissen

With a copy to:                        Jaffe, Raitt, Heuer & Weiss
                                       One Woodward Avenue, Suite 2400
                                       Detroit, Michigan 48226
                                       Telecopier Number: (313) 961-8358
                                       Attention: Arthur A. Weiss, Esq.

                                       Lehman Commercial Paper Inc.

                                       By:   /s/ Francis X. Gilhool
                                            --------------------------
                                            Name:  Francis X. Gilhool
                                            Title: Authorized Signatory


With a copy to:                        Lehman Commercial Paper Inc.
                                       745 Seventh Avenue, 16th Floor
                                       New York, New York 10019
                                       Telecopier Number: (212) 526-6643
                                       Attention: Diane Albanese

                                       Lehman Brothers Inc.
                                       399 Park Avenue, 8th Floor
                                       New York, New York 10022
                                       Telecopier Number: (646) 758-4672
                                       Attention: Thomas Buffa

With copy to:                          Thacher Proffitt & Wood
                                       11 West 42nd Street
                                       New York, New York 10036
                                       Telecopier Number: (212) 789-3500
                                       Attention: Mitchell G. Williams